Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
As Reported	2014	2013	Change	Weather Adjusted Change	2014	2013	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	44,775	43,983	1.8%		194,425	183,401	6.0%

Total Retail Sales-	37,727	37,535	0.5%	0.6%	161,639	156,457	3.3%	0.9%
Residential	11,782	11,805	(0.2)%	(0.2)%	53,347	50,575	5.5%	—%
Commercial	12,349	12,442	(0.8)%	(0.3)%	53,242	52,551	1.3%	(0.4)%
Industrial	13,369	13,067	2.3%	2.3%	54,140	52,429	3.3%	3.3%
Other	227	221	2.6%	2.5%	910	902	0.9%	0.7%

Total Wholesale Sales	7,048	6,448	9.3%	N/A	32,786	26,944	21.7%	N/A